UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

February 5, 2016

(Date of Report)

February 4, 2016

(Date of Earliest Reported Event)

AMERICATOWNE Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55206	46-5488722
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4700 Homewood Court, Suite 100, Raleigh, North Carolina 27609
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(888) 406 2713

 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement.

On February 4, 2016, AmericaTowne, Inc. (the “Company”) entered into an EB-5 Project Advisory and Fee Agreement with Artisan Business Group, Inc. (“Artisan”), an Illinois corporation with an address for notice purposes of 3309 Robbins Road, #188 in Springfield, Illinois 62704 USA (the “EB-5 Advisory Agreement”). The terms and conditions associated with the EB-5 Advisory Agreement are set forth below. Artisan and its President, Brian Su, are not shareholders of the Company and Artisan is not entitled to shares of common or preferred stock of the Company in performing its obligations under the EB-5 Agreement. The EB-5 Agreement does not present a known, perceived or anticipated conflict of interest. Artisan has not been engaged to facilitate the sale of securities. Its engagement is for advisory services.

The purpose behind the EB-5 Advisory Agreement is to advise the Company in developing an effective E B-5 business strategy, strengthening project awareness in the marketplace, and establishing and enhancing relationship with migration agents in China. The consideration paid to Artisan under the EB-5 Advisory Agreement is a nonrefundable retainer of $8,000 and a monthly service fee of $5,000. The agreement is for 4 months, with the Company having an option to extend the EB-5 Advisory Agreement monthly.

(d) Exhibits

Exhibit	Description
10.1	EB-5 Project Advisory Agreement dated February 4, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICATOWNE, INC.

By: /s/ Alton Perkins

Alton Perkins

Chairman of the Board, President, Chief Executive Officer,

Chief Financial Officer, Secretary

Dated: February 5, 2016

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